                                                                   EXHIBIT 10.25





                                FINANCIAL PACIFIC
                                INSURANCE COMPANY

                           AGREEMENT NO. AFF-G243440

                            AGREEMENT OF REINSURANCE
                                 NO. AFF-G243440

                                     between

                         GENERAL REINSURANCE CORPORATION
                             a Delaware corporation
                         having its principal offices at
                                Financial Centre
                       695 East Main Street P.O. Box 10350
                        Stamford, Connecticut 06904-2350
                     (herein referred to as the "Reinsurer")

                                       and

                       FINANCIAL PACIFIC INSURANCE COMPANY
                        8583 Elder Creek Road, Suite 100
                             Sacramento, California
                      (herein referred to as the "Company")

In consideration of the promises set forth in this Agreement, the parties agree as follows:

ARTICLE I - SCOPE OF AGREEMENT

      As a condition precedent to the Reinsurer's obligations under this Agreement, the Company shall cede to the Reinsurer the business described in this Agreement, and the Reinsurer shall accept such business as reinsurance from the Company.

      This Agreement is comprised of General Articles I through XI and the Exhibit(s) listed below and each Exhibit which may be made a part of this Agreement. The terms of the General Articles and of the Exhibit(s) shall determine the rights and obligations of the parties. The terms of the General Articles shall apply to each Exhibit unless specifically amended therein. In the event of termination of all the Exhibits made a part of this Agreement, the General Articles shall automatically terminate when the liability of the Reinsurer under said Exhibits ceases.

                     EXHIBIT A - EXCESS OF LOSS REINSURANCE
                                       of
                          COMMERCIAL PROPERTY BUSINESS

Article II - PARTIES TO THE AGREEMENT

      This Agreement is solely between the Company and the Reinsurer. When more than one Company is named as a party to this Agreement, the first Company named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party. However, if the Company becomes insolvent, the liability of the Reinsurer shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY. In no instance shall any insured of the Company or any claimant against an insured of the Company have any rights under this Agreement.

Article III - MANAGEMENT OF CLAIMS AND LOSSES

      The Company shall investigate and settle or defend all claims and losses. When requested by the Reinsurer, the Company shall permit the Reinsurer, at the expense of the Reinsurer, to be associated with the Company in the defense or control of any claim, loss, or legal proceeding which involves or is likely to involve the Reinsurer. All payments of claims or losses by the Company within the terms and limits of its policies which are within the limits set forth in the applicable Exhibit shall be binding on the Reinsurer, subject to the terms of this Agreement.

Article IV - RECOVERIES

      The Company shall pay to or credit the Reinsurer with the Reinsurer's portion of any recovery obtained from salvage, subrogation, or other insurance. Adjustment expenses for recoveries shall be deducted from the amount recovered.

      The Reinsurer shall be subrogated to the rights of the Company to the extent of its loss payments to the Company. The Company agrees to enforce its rights of salvage, subrogation, and its rights against insurers or to assign these rights to the Reinsurer.

      If the reinsurance under an Exhibit is on a share basis, the recoveries shall be apportioned between the parties in the same ratio as the amounts of their liabilities bear to the loss. If the reinsurance under an Exhibit is on an excess basis, recoveries shall be distributed to the parties in an order inverse to that in which their liabilities accrued.

Article V - ERRORS AND OMISSIONS

      The Reinsurer shall not be relieved of liability because of an inadvertent error or accidental omission of the Company, of a clerical or administrative nature, in reporting any claim or loss or any business reinsured under this Agreement, provided that the error or omission is rectified immediately after discovery. The Reinsurer shall be obligated only for the return of the premium paid for business reported but not reinsured under this Agreement.

Article VI - SPECIAL ACCEPTANCES

      Business not within the terms of this Agreement may be submitted to the Reinsurer for special acceptance and, if accepted by the Reinsurer, shall be subject to all of the terms of this Agreement except as modified by the special acceptance.

Article VII - RESERVES AND TAXES

      The Reinsurer shall maintain the required reserves as to the Reinsurer's portion of unearned premium, claims, losses, and adjustment expense.

      The Company shall be liable for all premium taxes on premium ceded to the Reinsurer under this Agreement. If the Reinsurer is obligated to pay any premium taxes on this premium, the Company shall reimburse the Reinsurer; however, the Company shall not be required to pay taxes twice on the same premium.

Article VII - OFFSET

      The Company or the Reinsurer may offset any balance, whether on account of premium, commission, claims or losses, adjustment expense, salvage, or otherwise, due from one party to the other under this Agreement or under any other agreement heretofore or hereafter entered into between the Company and the Reinsurer.

Article IX - INSPECTION OF RECORDS

      The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Agreement, including Company files concerning claims, losses, or legal proceedings which involve or are likely to involve the Reinsurer.

Article X - ARBITRATION

      Any unresolved difference of opinion between the Reinsurer and the Company shall be submitted to arbitration by three arbitrators. One arbitrator shall be chosen by the Reinsurer, and one shall be chosen by the Company. The third arbitrator shall be chosen by the other two arbitrators within ten (10) days after they have been appointed. If the two arbitrators cannot agree upon a third arbitrator, each arbitrator shall nominate three persons of whom the other shall reject two. The third arbitrator shall then be chosen by drawing lots. If either party fails to choose an arbitrator within thirty (30) days after receiving the written request of the other party to do so, the latter shall choose both arbitrators, who shall choose the third arbitrator. The arbitrators shall be impartial and shall be active or retired persons whose principal occupation is or was as officers of property and casualty insurance or reinsurance companies.

      The party requesting arbitration (the "Petitioner") shall submit its brief to the arbitrators within thirty (30) days after notice of the selection of the third arbitrator. Upon receipt of the Petitioner's brief, the other party (the "Respondent") shall have thirty (30) days to file a reply brief. On receipt of the Respondent's brief, the Petitioner shall have twenty (20) days to file a rebuttal brief. Respondent shall have twenty (20) days from the receipt of Petitioner's rebuttal brief to file its rebuttal brief. The arbitrators may extend the time for filing of briefs at the request of either party.

      The arbitrators are relieved from judicial formalities and, in addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, shall make their award with a view to effecting the intent of this Agreement. The decision of the majority shall be final and binding upon the parties. The costs of arbitration, including the fees of the arbitrators, shall be shared equally unless the arbitrators decide otherwise. The arbitration shall be held at the times and places agreed upon by the arbitrators.

ARTICLE XI - INSOLVENCY OF THE COMPANY

      In the event of the insolvency of the Company, the reinsurance proceeds will be paid to the Company or the liquidator on the basis of the amount of the claim allowed in the insolvency proceeding without diminution by reason of the inability of the Company to pay all or part of the claim.

      The Reinsurer shall be given written notice of the pendency of each claim against the Company on the policy(ies) reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim and to interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate,

      this 10th day of September ,1996,

                                             GENERAL REINSURANCE CORPORATION

                                                         [SIG]
                                                     Vice President

Attest:

and this 3rd day of October ,1996.

                                             FINANCIAL PACIFIC INSURANCE COMPANY

                                                         [SIG]

Attest:
               10/3/96                                   [SIG]

                            Agreement No. AFF-G243440

                                    EXHIBIT A

                         Attached to and made a part of
                    AGREEMENT OF REINSURANCE NO. AFF-G243440

                           EXCESS OF LOSS REINSURANCE
                                       OF
                          COMMERCIAL PROPERTY BUSINESS

SECTION 1 - LIABILITY OF THE REINSURER

      The Reinsurer shall pay to the Company, with respect to each risk of the Company ceded hereunder, the amount of net loss sustained by the Company in excess of the Company Retention but not exceeding the Limit of Liability of the Reinsurer as set forth in the Schedule of Reinsurance or the amount of reinsurance ceded to the Reinsurer on the monthly bordereau report, whichever is less. However, in no event shall net loss include payments made by the Company under "unlimited" or "non ceded" coverages unless specific limits of liability have been included in the total amount of insurance reported and ceded on the monthly bordereau reports.

                             SCHEDULE OF REINSURANCE

----------------------------------------------------------------------------------------------------
Class of Business                     Company Retention       Limit of Liability of the Reinsurer
----------------------------------------------------------------------------------------------------
Commercial Property Business             $2,000,000                        $8,000,000
----------------------------------------------------------------------------------------------------

      All insurance written under one or more policies of the Company against the same peril on the same risk shall be combined, and the Company Retention and Limit of Liability of the Reinsurer shall be determined on the basis of the sum of all insurance against the same peril and on the same risk which is in force at the time of a claim or loss.

SECTION 2 - ALLOCATION OF ADJUSTMENT EXPENSE

      In addition to payments for its share of net loss, the Reinsurer shall pay to the Company a share of adjustment expenses proportionate to the Reinsurer's share of net loss.

SECTION 3 - OTHER REINSURANCE

      The obligations of the Company to reinsure business falling within the scope of this Exhibit and of the Reinsurer to accept such reinsurance are mandatory and no other reinsurance (either facultative or treaty) is permitted, except treaty reinsurance within the Company Retention.

SECTION 4 -   DEFINITIONS

        (a)  COMMERCIAL PROPERTY BUSINESS

        This term shall mean insurance which is classified in the NAIC form of annual statement as fire, allied lines, inland marine, commercial multiple peril (property coverages) and automobile physical damage (comprehensive and collision), except those lines specifically excluded in the section entitled EXCLUSIONS, on risks wherever located in the United States of America.

        (b)  COMPANY RETENTION

        This term shall mean the amount the Company and its treaty reinsurers shall retain for their own account; however, this requirement shall be satisfied if this amount is retained by the Company or its affiliated companies under common management or common ownership.

        Recoveries from catastrophe reinsurance shall be deemed not to reduce the amount required with respect to the Company Retention.

        (c)  NET LOSS

        This term shall mean all payments by the Company within the terms and limits of its policies in settlement of claims or losses after deduction of salvage and other recoveries and after deduction of amounts due from all other reinsurance, except catastrophe reinsurance and except treaty reinsurance within the Company Retention, whether collectible or not. This term shall not include adjustment expense. If the Company becomes insolvent, this definition shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.

(d)   ADJUSTMENT EXPENSE

This term shall mean expenditures by the Company within the terms and limits of its policies in the direct defense of claims and as allocated to an individual claim or loss (other than for office expenses and for the salaries and expenses of employees of the Company or of any subsidiary or related or wholly owned company of the Company) made in connection with the disposition of a claim, loss, or legal proceeding including investigation, negotiation, and legal expenses; court costs; prejudgment interest; and interest on any judgment or award.

(e)   RISK

      The Company shall establish what constitutes one risk, provided:

     (1) A building and its contents, including time element coverages, and vehicles garaged at same location shall never be considered more than one risk;

     (2) When two or more buildings and their contents are situated at the same general location, the Company shall identify on its records at the time of acceptance by the Company those individual buildings and their contents that are considered to constitute each risk; if such identification is not made, each building and its contents shall be considered to be a separate risk.

(f)  BUILDING

     This term shall mean each structure that is considered by the local fire insurance rating organization to be a separate building for rate making purposes. With reference to structures not rated specifically by the local fire insurance rating organization, the term building shall mean each separately roofed structure enclosed within exterior walls.

(g)   TOTAL INSURED VALUE

     This term shall mean the sum total of values for building, personal property, business income, extra expense, accounts receivable, valuable papers, fine arts, and electronic data processing (hardware, software and related extra expense) and automobiles physical damage (comprehensive and collision) according to the policy form written.

SECTION 5 - EXCLUSIONS

        This Exhibit shall not apply to:

        (a) Business accepted by the Company as reinsurance from other insurers other than its affiliates;

        (b) Nuclear incident per the Nuclear Incident Exclusion - Physical Damage Reinsurance attached hereto;

        (c) Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including pools or associations in which membership by the Company is required under any statutes or regulations;

        (d) Any liability of the Company arising from its participation or membership in any insolvency fund;

        (e) Any loss or damage which is occasioned by war, including undeclared or civil war; warlike action by a military force, including action in hindering or defending against an actual or expected attack, by any government, sovereign or other authority using military personnel or other agents; or insurrection, rebellion, revolution, usurped power, or action taken by governmental authority in hindering or defending against any of these; however, this exclusion shall not apply to any policy which contains a standard war exclusion;

        (f) Policies written to apply in excess of underlying insurance or policies written with a deductible or franchise of more than $25,000; however, this exclusion shall not apply to policies which provide a percentage deductible or franchise in connection with windstorm;

        (g) Insurance against earthquake, when written as such; however, this exclusion shall not apply to ensuing loss by fire or explosion not otherwise excluded;

        (h)  Insurance on growing crops;

        (i) Insurance against flood, surface water, waves, tidal waves, overflow of any body of water, or their spray, all whether driven by wind or not except when written in conjunction with fire and otherwise eligible perils;

        (j)  Business classified as fidelity;

        (k) Liability under coverage afforded for loss. or damage resulting from failure to account or pay for any goods or merchandise sold on credit, delivered under deferred payment agreements, consigned for sale, or delivered under any trust or floor plan agreements, except under standard accounts receivable policies;

        (l)  Any loss or damage caused by or resulting from:

          (1) Explosion of steam boilers, steam pipes, steam engines or steam turbines owned by, leased by or operated under the control of the insured; however, this exclusion shall not apply to loss or damage resulting from fire or combustion explosion, nor to loss or damage caused by or resulting from the explosion of gases or fuel within the furnace of any fired vessel or within the flues or passages through which the gases of combustion pass;

          (2) Artificially generated electric current, including electric arcing, that disturbs electrical devices, appliances or wires; however, this exclusion shall not apply to ensuing loss by fire not otherwise excluded;

          (3) Mechanical breakdown, including rupture or bursting caused by centrifugal force; however, this exclusion shall not apply to any resulting loss or damage caused by elevator collision;

        (m) Mortgage impairment insurance and similar kinds of insurance, howsoever styled, providing coverage to an insured with respect to its mortgagee interest in property or its owner interest in foreclosed property;

        (n) Difference in conditions insurance and similar kinds of insurance, howsoever styled;

        (o)  Risks which have a total insurable value of more than $10,000,000;

        (p) Mobile homes unless written as part of a commercial multiple peril policy;

        (q)  Watercraft;

        (r)  Inland marine business with respect to the following:

          (1)  All bridges and tunnels;

          (2) Cargo insurance when written as such with respect to ocean, lake, or inland waterways vessels;

          (3) Faulty film, tape, processing and editing insurance and cast insurance;

          (4)  Stationary drilling rigs;

          (5)  Furriers' customers policies;

          (6)  Garment contractors policies;

          (7)  Insurance on livestock under so-called "mortality policies";

          (8)  Jewelers' block policies and furriers' block policies;

          (9)  Mining equipment while underground;

          (10) Motor truck cargo as respect long haul vehicles;

          (11) Radio and television broadcasting towers;

          (12) Registered mail insurance when the limit of any one addressee on any one day is more than $50,000;

          (13) Builders risks;

        (s)  Vacant or unoccupied properties;

        (t) Risks located on the keys and islands listed in Appendix A attached hereto;

        (u) Risks located within one mile of tidal waters, including the Intracoastal Waterway, as respects the Gulf of Mexico from Brownsville, Texas to Key West, Florida and the Atlantic Ocean from Key West, Florida to Sandy Hook, New Jersey;

        (v) Coverage afforded by ISO Pollutant Clean Up and Removal Additional Aggregate Limit of Insurance Endorsement CP 04 07 (Ed. 4/86) or as subsequently amended or by any similar endorsement affording such coverage;

        (w) Pollutant clean up or removal, including time element coverage associated therewith, under any commercial property policy or any inland marine policy written by the Company which does not contain the provisions of ISO Changes-Pollutants Endorsement CP 01 86 (Ed. 4/86) or as subsequently amended; however, this exclusion does not apply to any risk located in a jurisdiction which has not approved the Insurance Services

             Office exclusion or where other regulatory constraints prohibit the Company from implementing such exclusion. If the Company elects to implement an exclusion independent of ISO, such exclusion will be deemed a suitable substitute provided the Company has submitted the wording to the Reinsurer and received the Reinsurer's prior approval.


SECTION 6 - REINSURANCE PREMIUM

      As a condition precedent to the Reinsurer's obligations hereunder, the Company shall pay to the Reinsurer, with respect to each risk reinsured hereunder, a reinsurance premium equal to the Company's premium for the business ceded hereunder and the applicable reinsurance rates set forth in Appendix B, attached hereto.

SECTION 7 - REPORTS AND REMITTANCES

        (a)  BORDEREAU REPORTS AND REINSURANCE PREMIUM

        Within 25 days after the close of each month the Company shall render to the Reinsurer a bordereau report giving details of each risk insured under policies issued or endorsed during the month and reinsured hereunder, and the reinsurance premium for the month with respect to such business, summarizing the reinsurance premium by line of insurance. The bordereau report shall include for each risk ceded:

               (1)  Name(s) of insured(s);

               (2)  Risk occupancy;

               (3)  Location(s),

               (4)  Policy number(s);

               (5)  Policy term;

               (6)  Transaction description (new, renewal, endorsement);

               (7)  ISO protection class;

               (8)  Total insured value;

               (9)  Construction;

          (10) Reinsurance limit;

          (11) Pro rata ceded premium.

          The amount due the Reinsurer shall be remitted within 90 days after the close of each calendar quarter.

     (b)  CLAIMS AND LOSSES

          The Company shall report promptly to the Reinsurer, but within no more than 25 days, each claim or loss which, in the Company's opinion, may involve the reinsurance afforded by this Exhibit. The Company shall advise the Reinsurer of the estimated amount of net loss and adjustment expense in connection with each such claim or loss and of any subsequent changes in such estimates.

          Promptly upon receipt of a definitive statement of net loss and adjustment expense from the Company, but within no more than 25 days, the Reinsurer shall promptly pay to the Company the Reinsurer's portion of net loss and the Reinsurer's portion of adjustment expense, if any. Any subsequent changes in the amount of net loss and/or adjustment expense shall be reported by the Company to the Reinsurer and the amount due either party shall be remitted promptly, but within no more than 25 days.

     (c)  P.C.S. CATASTROPHE BULLETINS

          The Company shall furnish to the Reinsurer, upon request, the following information with respect to each catastrophe set forth in the Catastrophe Bulletins published by the Property Claim Services:

          (1) The preliminary estimates of the amount recoverable from the Reinsurer;

          (2) The Reinsurer's portion of claims, losses and adjustment expenses paid less salvage recovered during each calendar quarter;

          (3) The Reinsurer's portion of reserves for claims, losses, and adjustment expenses at the end of each calendar quarter.

     (d)  GENERAL

          In addition to the reports required by (a), (b), and (c) above, the Company shall furnish such other information as may be required by the

          Reinsurer for the completion of the Reinsurer's quarterly and annual statements and internal records.

          All reports shall be rendered on forms or in format acceptable to the Company and the Reinsurer.


SECTION 8 - COMMENCEMENT AND TERMINATION

      This Exhibit shall apply to claims and losses resulting from occurrences insured under new and renewal policies of the Company becoming effective at and after 12:01 A.M., July 1, 1996.

      Either party may terminate this Exhibit by sending to the other, by registered mail to its principal office, notice stating the time and date when, not less than 90 days after the date of mailing of such notice, termination shall be effective. Upon termination of this Exhibit, the Reinsurer shall continue to be liable, with respect to policies in force at the time and date of termination, for claims and losses resulting from occurrences taking place until the expiration, cancellation, or next anniversary date, not to exceed one year, of each such policy of the Company, whichever occurs first.

      When all reinsurance is expired or terminated, the Reinsurer shall return to the Company the reinsurance premium unearned, if any, calculated on the monthly pro rata basis.



                                      A - 9
                            Agreement No. AFF-G243440

                                   APPENDIX A

                         Attached to and made a part of
                            AGREEMENT NO. AFF-G243440

                            EXCLUDED KEYS AND ISLANDS

ALABAMA:                                            FLORIDA (CONTINUED):

     Aux Herbes Island                                  Merritt Island
     Dauphin Island                                     Meed Keys
                                                        Mullet Key
FLORIDA:                                                No Name Key
                                                        North Captiva Island
     Amelia Island                                      Old Rhodes Key
     Anclote Island                                     Oyster Keys
     Anna Marie Island                                  Piney Island
     Big Pine Key                                       Plantation Key
     Big Torch Key                                      St. George Island
     Bush Key                                           St. Vincent Island
     Cabbage Key                                        Sand Keys
     Captiva Island                                     Santa Rosa Island
     Caladesi Island                                    Sanibel Island
     Casey Key                                          Siesta Key
     Cayo Costa Island                                  Snead Island
     Cedar Key                                          Snipe Keys
     Coquina Key                                        Stock Island
     Crooked Key                                        Sugarloaf Key
     Cudjoe Key                                         Ten Thousands Islands
     Elliott Key                                        Treasure Island
     Estero Island                                      Upper Matecumbe Key
     Gasparilla Island                                  Vaca Key
     Hog Island
     Honeymoon Island                               GEORGIA:
     Hutchinson Island
     J.N. Ding Darling NWR                              Cumberland Island
     Johnston Key                                       Jekyll Island
     Jupiter Island                                     Ossabaw Island
     Key Biscayne                                       St. Catherines Island
     Key Largo                                          St. Simons Island
     Key West                                           Sapelo Island
     Long Key                                           Skidaway Island
     Longboat Key                                       Tybee Island
     Lower Matecumbe Key                                Wassaw Island
     Marco Island

LOUISIANA:                                            SOUTH CAROLINA (CONTINUED)

     Breton Island                                            Fripp Island
     Chandeleur Island                                        Folly Island
     Curlew Island                                            Hilton Head Island
     Freemason Island                                         Hunting Island
     Grand Gosier Island                                      Isle of Palms
     Grand Isle                                               John Island
     Grand Terre Island                                       Kiawah Island
     Isle au Pitre                                            Morgan Island
     Marsh Island                                             Morris Island
     North Island                                             Murphy Island
     Shell Keys                                               North Island
                                                              Pritchards Island
MISSISSIPPI:                                                  Seabrook Island
                                                              South Island
     Cat Island                                               The Grand Strand
     Horn Island
     Petit Bois Island                                TEXAS:
     Ship Island
                                                              Brazos Island
NORTH CAROLINA:                                               Galveston Island
                                                              High Island
     Cedar Island                                             Matagorda Island
     Durant Island                                            Mustang Island
     Harkers Island                                           Padre Island
     Knotts Island                                            San Jose Island
     Mackay Island                                            South Padre Island
     Ocean Isle Island
     Ocracoke Island                                  VIRGINIA:
     Pea Island
     Roanoke Island (Nags Head)                               Cedar Island
     Portsmounth Island                                       Cobb Island
     Smith Island                                             Fishermans Island
                                                              Hog Island
SOUTH CAROLINA:                                               Metomkin Island
                                                              Myrite Island
     Cape Island                                              Parramore Island
     Capers Island                                            Plum Tree Island
     Cedar Island                                             Ship Shoal Island
     Daufuskie Island                                         Tangier Island
     Dewees Island                                            Wallops Island
     Edisto Island                                            Wreck Island



                                   Page 2 of 2
                                   Appendix A
                            Agreement No. AFF-G243440

                                   APPENDIX B

                         Attached to and made a part of
                            AGREEMENT OF REINSURANCE
                                 NO. AFF-G243440

                                REINSURANCE RATES
                               COMMERCIAL PROPERTY

      TOTAL LIMITS             PERCENT OF GROSS PROPERTY PREMIUM        GROSS MINIMUM PREMIUM

$2,000,001 -   $3,000,000                 4.6%                                  $154
$3,000,001 -   $4,000,000                15.4%                                  $308
$4,000,001 -   $5,000,000                21.5%                                  $462
$5,000,001 -   $6,000,000                29.2%                                  $615
$6,000,001 -   $7,000,000                35.4%                                  $769
$7,000,001 -   $8,000,000                40.0%                                  $923
$8,000,001 -   $9,000,000                44.6%                                $1,077
$9,000,001 -  $10,000,000                49.2%                                $1,231

o Apply appropriate % shown above against the Company's gross property annual premium.

o Apply higher of two premiums (% GPP vs Minimum) for premium cede to this Agreement.

o    All gross reinsurance premiums include 35% ceding commission.

                           AUTOMOBILE PHYSICAL DAMAGE

Apply a gross excess rate of .077 per $100 of total insurable values reported at each location in excess of $2,000,000.

     NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - USA


     (1) This Agreement does not cover any loss or liability accruing to the Company directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

     (2) Without in any way restricting the operation of paragraph (1) of this Clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

      (i) Nuclear reactor power plants including all auxiliary property on the site, or

      (ii) Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

      (iii) Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

      (iv) Installations other than those listed in paragraph (2) (iii) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

     (3) Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate:

      (a) where the Company does not have knowledge of such nuclear reactor power plant or nuclear installation, or

      (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this subparagraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof

     (4) Without in any way restricting the operations of paragraphs (1),(2) and
(3) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

     (5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.

     (6) The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof

      (7)  The Company to be sole judge of what constitutes:

      (a)  substantial quantities, and

      (b)  the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that:

      (a) all policies issued by the Company on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

      (b) with respect to any risk located in Canada policies issued by the Company on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

N.M.A. 1119